EXHIBIT 23.1




                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1998 Incentive Plan of our report dated May 29, 1998, except for
Note 8, as to which the date is June 18, 1998, with respect to the consolidated financial statements and schedules of Image Entertainment, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1998 as filed with the Securities and Exchange Commission.


                              /s/ KPMG Peat Marwick LLP

Los Angeles, California
December 21, 1998